EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2010, with respect to the statements of condition including the related portfolios of Great International Franchise Portfolio, Series 41 and U.S. Multinational 50 Portfolio, Series 33 (included in Van Kampen Unit Trusts, Series 1026) as of September 23, 2010, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-168275) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP

New York, New York
September 23, 2010